LIMITED GUARANTY AGREEMENT

IBC BANK
International Bank of Commerce

	Date			Officer	Initial
				Bernardo dela Garza	

Guarantor(s):

Lender: International Bank of Commerce

This Guaranty Agreement (referred to herein as the "Guaranty" or the "Agreement") is made by the undersigned (referred to herein as "Guarantor" or "Guarantors", whether one or more) for the benefit of International Bank of Commerce, 130 East Travis,San Antonio, Texas 78205 ("Lender"). This Guaranty relates to the indebtedness and other obligations described below of Lucas Energy, Inc. ("Borrower", whether one or more).

1. Guarantee. Guarantors, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby, jointly and severally, unconditionally guarantee and promise to pay to Lender, its successors and assigns, in currency which is legal tender in the United States of America,

(a) the full, punctual and prompt payment of the Guaranteed Indebtedness (defined below), together with interest thereon from the date such indebtedness is due until paid at the rate of interest specified in the promissory note(s) and/or other instruments or documents that evidence such indebtedness, and

(b) the performance and discharge of the obligations of Borrower specified and under any and all promissory notes, deeds of trust, security agreements, letters of credit, and all other documents and instruments (the "Security Instruments") executed by Borrower and/or other parties in connection with the Guaranteed Indebtedness. This Guaranty is an absolute and continuing unconditional guaranty of payment and not of collectability.

2. Guaranteed Indebtedness. Unless Section 2-a below expressly provides that this Section 2 is replaced and superseded thereby, the term "Guaranteed Indebtedness" shall mean all liabilities and obligations of Borrower (or any of them if more than one) to Lender, whether immediate or remote, now existing or hereafter created or arising, due or to become due, direct or indirect, absolute or contingent, and whether joint, several, or joint and several, as to outstanding unpaid principal, all accrued and unpaid interest, all accrued and unpaid late charges, attorney's fees, collection costs and all other sums owing by Borrower (or any of them if more than one) to Lender, including but not limited to:

(a) any and all commercial loan or indebtedness;
(b) any and all credit card or other consumer type of loan;
(c) any and all indebtedness relating to checking or savings accounts (overdrafts, interest, fees, etc.);
(d) any and all expenses incurred in the protection or maintenance of the Collateral (defined below);
(e) any and all expenses incurred in the collection of any obligation of the Borrower (or any of them, if more than one) to Lender whether arising out of this Guaranty or otherwise;
(f) any and all letters of credit and/or indebtedness arising out of, or advanced to pay, letter of credit transactions;
(g) any and all indebtedness, however evidenced, whether by promissory note, bookkeeping entry, electronic transfer, checks, drafts or other items, or by any other manner or form;
(h) any and all other indebtedness of Borrower (or any of them, if more than one) to any member bank or branch bank of International BancShares Corporation, jointly and/or severally, and in any capacity, whether as borrower, guarantor, or otherwise, now or hereafter owing, created and/or arising, and regardless of how evidenced or arising;
(i) any and all extensions, modifications, substitutions and/or renewals of any and all of such indebtedness;
(j) any and all costs incurred by Lender to obtain, preserve and enforce this Agreement, collect the Guaranteed Indebtedness, and maintain and preserve any Collateral (defined below), including without limitation, all taxes, assessments, attorneys' fees and legal expenses, and expenses of sale; and/or
(k) any and all of the foregoing that arises after the filing of a petition in bankruptcy by or against Borrower under the United States Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Section 362 of the United States Bankruptcy Code 362 or otherwise.

By execution of this Agreement, Guarantors expressly covenant that Guarantors understand that this Guaranty will guarantee the obligation of all present and future indebtedness of Borrower (and any one of them if more than one) regardless of the fact that said other indebtedness may be of a different class and may have been incurred for a different purpose and may be totally unrelated to the purpose of the loan made or advanced at the time of the execution by Guarantors of this Agreement.

2-a. Guaranteed Indebtedness (Modified). The term "Guaranteed Indebtedness", as used in this Guaranty, means the following amounts payable pursuant to that certain Promissory Note / Real Estate Lien Note dated August ___, 2016, in the original principal amount of $40,000,000.00, dated August ___, 2016, and any and all renewals, extensions and/or modifications thereof (collectively, the "Note") and the Security Instruments: (i) with respect to the principal of the Note, the lesser of (x) , or (y) the principal amount of the Note as may be outstanding from time to time, plus (ii) all accrued and unpaid interest owing under the Note, plus (iii) all accrued and unpaid late charges owing under the Note, plus (iv) all attorneys' fees and other costs incurred by Lender in the collection of the Note and the enforcement of this Guaranty or any of the Security Instruments, plus (v) all amounts advanced by Lender (in addition to advances of principal on the Note) pursuant to the Security Instruments. This paragraph does not in any way limit any of Guarantor's other obligations, duties or liabilities under this Guaranty and/or the Security Instruments. This Section 2-a supersedes and replaces Section 2 above in its entirety.

3. Guaranty Terms. This Agreement is subject to the following terms:

(a) Guarantors agree that Lender may renew, modify, rearrange or extend from time to time, the time, manner, place or terms of payment of the Guaranteed Indebtedness or any renewals, modifications, rearrangements, or extensions thereof without notice thereof to Guarantors and Guarantors hereby consent to such action, and/or Lender may supplement, change, amend, substitute, modify or alter the Guaranteed Indebtedness and/or any present and future Security Instruments without in any way changing, releasing or discharging Guarantors from any liability and/or obligation hereunder;

(b) Guarantors agree that notice of acceptance of this Agreement by Lender is not expected or desired and Guarantors waive, to the greatest extent permitted by law (i) notice of acceptance by Lender of this Agreement; (ii) demand for overdue payments, notice of intention to accelerate and notice of actual acceleration, presentment, demand for payment, protest and notice of protest, nonpayment, default or dishonor of the Guaranteed Indebtedness or any renewal, modification, or extension thereof; (iii) any and all rights under Section 34.02(a) of the Texas Business and Commerce Code, as the same may be amended from time to time (the "BCC") (or any similar statute of the Governing State if the Governing State is not Texas) to require Lender to sue or otherwise proceed against Borrower on the Guaranteed Indebtedness; and (iv) the discharge provisions of Section 34.02(b) of the BCC, as the same may be amended from time to time (or any similar statute of the Governing State if the Governing State is not Texas); (v) the provisions of Section 34.03 of the BCC, as the same may be amended from time to time (or any similar statute of the Governing

State if the Governing State is not Texas) which require a levy of execution to be made against the principal's property first so that pursuant to this waiver, levy can be made against the Guarantors' property prior to or with Borrower's property and (vi) any and all rights under Section 51.005 of the Texas Property Code, as the same may be amended from time to time (or any similar statute of the Governing State if the Governing State is not Texas);

(c) Lender has the right, but not the obligation, at any time and from time to time, without prejudice to any claim against Guarantors hereunder, and without notice to Guarantors, to: (i) exchange, release or surrender all or any part of the properties, real or personal (the "Collateral") which secure payment of the Guaranteed Indebtedness, (ii) sell all or part of the Collateral in accordance with the terms and provisions of any of the Security Instruments and become the purchaser or owner thereof as permitted by law, (iii) settle or compromise with the Borrower, or any other person primarily or secondarily liable with the Borrower, including any other guarantor of the Guaranteed Indebtedness, in whole or in part, and all renewals and extensions thereof, but without waiving Lender's rights to any and all deficiencies on said Guaranteed Indebtedness, if any, and (iv) perform or attempt to perform, partially or fully, any or all of the obligations guaranteed hereunder;

(d) No failure, omission or delay on the part of Lender in exercising any rights hereunder or in taking any action to collect or enforce payment of any obligations to which this Guaranty applies or in enforcing observance or performance of any agreement, covenant, term or condition to be performed or observed under the Security Instruments, either against the Borrower or any other person primarily or secondarily liable with the Borrower, shall operate as a waiver of any such right or in any manner prejudice the rights of Lender against Guarantors;

(e) Guarantors waive any right to require Lender to first (i) proceed against the Borrower or endorsers, (ii) proceed against, sell or exhaust any Collateral, or (iii) pursue any other remedy that Lender has or to which it may be entitled, before pursuing any remedy directly against any Guarantor, and Guarantors further waive any and all rights, claims or defenses under 12 Oklahoma Statutes Section 686 (or any similar statute of the Governing State, if the Governing State is not Oklahoma), and all suretyship defenses of any nature whatsoever;

(f) Suit or an arbitration proceeding may be brought against the Guarantors and/or against any other person or entity obligated on the Guaranteed Indebtedness, whether by separate guaranty agreement, or otherwise, jointly and severally, and against any one or more of them, less than all, without impairing the rights of the Lender, its successors or assigns, against the other Guarantors, and the Lender may compromise with any one of the Guarantors for such sum or sums as it may see fit and release such of the Guarantors from all further liability to the Lender for such indebtedness without impairing the right of the Lender to demand and collect the balance of such Guaranteed Indebtedness from others of the Guarantors not so released, but it is agreed among the Guarantors themselves, however, that such compromise and release shall not impair the rights of the Guarantors among themselves and will not impair any of the Lender's rights against the Borrower to recover the Guaranteed Indebtedness to include the Lender's right, at its option, to proceed against the Borrower or any Guarantor for a deficiency judgment;

(g) The liability of Guarantors shall remain and continue in full force and effect notwithstanding (i) the non-liability of the Borrower for any reason whatsoever for the payment of the Guaranteed Indebtedness or any part thereof, save and except actual payment of the Guaranteed Indebtedness, (ii) the voluntary or involuntary liquidation, dissolution, reorganization, rearrangement, recomposition or readjustment of Borrower, or any similar proceeding affecting Borrower or any of Borrower's assets, (iii) the sale of all or substantially all of the Collateral for the benefit of creditors, (iv) the total or partial release of the Borrower from the observance of any of the agreements, covenants, terms or conditions contained in the Security Instruments by agreement of Lender and/or by operation of law, or (v) any defenses or rights of set-off or counterclaims which Borrower may have or assert;

other than reasonable compensation for services rendered for a Guarantor who is a natural person as solely permitted by that certain Loan Agreement of even date herewith by and among Lender, Borrower, and Guarantor, et al.

(h) Until the Guaranteed Indebtedness has been paid in full to Lender, Guarantors hereby (i) waive and release any right of subrogation Guarantors have or to which Guarantors may be entitled (in and to the benefit of any security which Lender may at any time hold in connection with the Guaranteed Indebtedness); (ii) agree not to accept distributions, payment or satisfaction of any kind from Borrower; and (iii) expressly subordinate their rights to payment of any indebtedness owing from Borrower to Guarantors, whether now existing or arising at any time in the future, to the prior right of Lender to receive or require payment in full of the Guaranteed Indebtedness, including interest accruing on the Guaranteed Indebtedness, after any petition is filed under the United States Bankruptcy Code, which post-petition interest Guarantors agree shall remain a claim that is prior and superior to any claim of Guarantors notwithstanding any contrary practice, custom or ruling or proceedings under the United States Bankruptcy Code, and Guarantors agree not to accept any payment or satisfaction of any kind of any indebtedness of the Borrower to Guarantors. If Guarantors should receive any such payment, satisfaction or security for any indebtedness of the Borrower to Guarantors, Guarantors agree to deliver the same to the Lender forthwith in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Guaranteed Indebtedness or performance by Guarantors hereunder, and until so delivered agree to hold the same for the benefit Lender;

(i) Guarantors agree that this Agreement and all obligations hereunder are payable and performable in Bexar County, Texas and that payment hereunder is due in said county at the address of Lender. GUARANTORS AGREE FURTHER THAT THIS AGREEMENT AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS (the "Governing State"), WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS;

(j) Guarantors agree that the Lender may, without demand or notice of any kind, at any time when any amount shall be due and payable hereunder by Guarantors, (except to the extent prohibited by applicable federal or state law) appropriate and apply toward the payment of such amount, and in such order of application as the Lender in its sole discretion may from time to time elect, any property, balances, credits, deposits, accounts or monies of Guarantors now or hereafter, for any purpose, in the possession or control of the Lender or any member bank or branch bank of International BancShares Corporation;

(k) In addition to all liens upon, and rights of set-off against, the monies, securities, or other property of Guarantors given Lender by law, Guarantors hereby grant to Lender a security interest in and a right of set-off against all monies, securities, and other property (except to the extent prohibited by applicable federal or state law) of Guarantors now or hereafter in the possession of or on deposit with Lender or any member bank or branch bank of International Bancshares Corporation, whether held in a general or special account or deposit, or for safekeeping or otherwise. Every such security interest and right of set-off may be exercised without demand upon or notice to Guarantors. No security interest or right of set-off shall be deemed to have been waived by any act or conduct on the part of the Lender, or any failure to exercise such right of set-off or to enforce such security interest, or by any delay in so doing. Every right of set-off and security interest shall continue in full force and effect until such right of set-off or security interest is specifically waived or released by an instrument in writing executed by Lender. The provisions of this subsection are in addition to and not in lieu of any rights of set-off allowed by law;

(l) Guarantors, whether one or more of them, may give to the Lender written notice that those Guarantors signing and giving such notice will not be liable hereunder for any Guaranteed Indebtedness created, incurred or arising after the giving of such notice, **BUT THE OBLIGATIONS UNDER THIS GUARANTY OF THOSE GUARANTORS WHO SHALL NOT HAVE SIGNED AND GIVEN SUCH NOTICE SHALL REMAIN AND CONTINUE WITHOUT DIMINUTION WHATSOEVER, AS IF SUCH GUARANTORS HAD BEEN THE ONLY GUARANTORS SIGNING THIS INSTRUMENT, OR OTHER GUARANTY AGREEMENT. HOWEVER, NO SUCH NOTICE SHALL LIMIT OR IMPAIR THE OBLIGATIONS HEREUNDER OF ANY GUARANTORS BY WHOM SUCH NOTICE IS SIGNED AND GIVEN WITH RESPECT TO ANY OF THE GUARANTEED INDEBTEDNESS WHICH WAS EXISTING PRIOR TO AND ON THE DATE OF RECEIPT OF SUCH NOTICE BY THE LENDER TOGETHER WITH ANY AND ALL INTEREST AND/OR LATE FEES WHICH MAY ACCRUE THEREON, AND ANY AND ALL COSTS OF COLLECTION. THE GUARANTORS SIGNING AND GIVING SAID NOTICE SHALL CONTINUE TO BE LIABLE FOR PAYMENT OF THAT GUARANTEED INDEBTEDNESS WHICH WAS EXISTING PRIOR TO AND ON THE DATE OF RECEIPT BY LENDER OF SAID NOTICE, TOGETHER WITH ACCRUED INTEREST, LATE FEES AND COSTS OF COLLECTION AS AFORESAID. THE GUARANTEED INDEBTEDNESS MAY BE RENEWED, EXTENDED CONSOLIDATED, REARRANGED AND/OR MODIFIED, FROM TIME TO TIME, AFTER RECEIPT BY LENDER OF SUCH NOTICE, WITHOUT IMPAIRING OR LIMITING THE OBLIGATION OF GUARANTORS TO REPAY THE GUARANTEED INDEBTEDNESS (WITH INTEREST AS IT ACCRUES AND REMAINS UNPAID). NOTWITHSTANDING THE**

FOREGOING, NO SUCH NOTICE SHALL LIMIT OR IMPAIR THE OBLIGATIONS OF ANY GUARANTORS FOR ANY LOSS TO LENDER RESULTING FROM ITEMS IN TRANSIT OR FROM CURRENCY DEVALUATIONS ARISING AFTER RECEIPT OF SUCH NOTICE. THE NOTICE ABOVE PROVIDED FOR SHALL NOT BE CONSIDERED AS GIVEN OR EFFECTIVE UNTIL ACTUALLY RECEIVED AND ACKNOWLEDGED IN WRITING BY AN OFFICER OF SAID LENDER. In the event of the death of any Guarantors hereunder, the obligation of the deceased Guarantor shall continue in full force and effect against his/her estate as to all Guaranteed Indebtedness which shall have been created or incurred by the Borrower prior to the time when the Lender shall have received notice in writing of such death, and this Guaranty shall from the date of such death, as to all Guaranteed Indebtedness created, incurred or arising after such death remain and continue in full force as a guaranty by the surviving Guarantors. All Guaranteed Indebtedness, of whatever kind or character, created pursuant to the provisions of any binding loan agreement between Lender and Borrower entered into prior to receipt by Lender of any notice referred to herein, including notice of death of any Guarantor, shall be deemed to be Guaranteed Indebtedness created, incurred or arising prior to receipt of any such notice to Lender even though advances constituting all or a portion of such indebtedness be made subsequent to receipt of such notice by Lender;

(m) In the event the Borrower is a trust, corporation, joint stock association, limited liability company, limited liability partnership, limited partnership or general partnership, or is hereafter incorporated, and if the Guaranteed Indebtedness at any time hereafter exceeds the amount permitted by law, or said Borrower is not liable because the act of creating the obligation is ultra vires, or the officers or persons creating same acted in excess of their authority, then notwithstanding such events, the individuals executing this Guaranty shall be liable personally hereunder, notwithstanding that said trust, corporation, joint stock association, limited liability company, limited liability partnership, limited partnership, or general partnership is not liable under this Guaranty (or for the payment of any portion of the Guaranteed Indebtedness), to the same extent as such individuals would have been if the Guaranteed Indebtedness of said Borrower had been enforceable against it;

(n) In the event any legal action or arbitration proceeding is commenced in connection with the enforcement of or any declaration of rights under this Guaranty and/or any instrument or written agreement required or delivered under or pursuant to the terms of this Guaranty or the Guaranteed Indebtedness, and/or any controversy or claim, whether sounding in contract, tort or statute, legal or equitable, involving in any way the Guaranteed Indebtedness, or any other proposed or actual loan or extension of credit involving Borrower, the prevailing party shall be entitled to recover reasonable and necessary attorney's fees, paralegal costs (including allocated costs for in-house legal services), expert witness fees and costs, expenses and costs and other disbursements made in connection with any such action or proceeding, in the amount determined by the fact-finder or arbitrator;

(o) <u>Events of Default</u>. The occurrence of any of the following events shall constitute an event of default ("Event of Default") under this Agreement:

(1) Borrower fails to pay any of the Guaranteed Indebtedness when the same shall become due and payable; or
(2) Borrower or Guarantor (i) fails to perform any of their respective obligations under this Agreement or the Security Instruments, or any event of default or breach occurs under this Agreement, the Security Instruments, or (ii) to the extent allowed by law, and except as to loans for homestead, homestead equity, home equity lines of credit, and/or household or other consumer goods, fails to perform any of their respective obligations under any other promissory note, security agreement, loan agreement or other agreement between Lender and Borrower or Guarantor, or any other event of default or breach occurs thereunder; or
(3) Any (i) statement, representation or warranty made by Borrower or Guarantor in this Agreement, the Security Instruments or in any other agreement between Lender and Borrower or Guarantor, or (ii) any information contained in any financial statement or other document delivered to Lender by or on behalf of Borrower or Guarantor, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement, representation or warranty therein not misleading in light of the circumstances in which they were made; or

*See additional language at the bottom of page.

(4) Guarantor:
(i) dies or becomes physically or mentally incapacitated* or
(ii) in the case of a Guarantor who is not a natural person, dissolves, terminates or in any other way ceases to legally exist or has its entity powers or privileges suspended or revoked for any reason; or
(iii) makes an assignment for the benefit of creditors, or enters into any composition, marshalling of assets or similar arrangement in respect of its creditors generally; or
(iv) becomes insolvent or generally does not pay its debts as such debts become due; or
(v) conceals, removes, or permits to be concealed or removed, any part of Guarantor's property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of Guarantor's property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or makes any transfer of Guarantor's property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or
(5) A trustee, receiver, agent or custodian is appointed or authorized to take charge of any property of Guarantor for the purpose of enforcing a lien against such property or for the purpose of administering such property for the benefit of its creditors; or
(6) An order (i) for relief as to Guarantor is granted under Title 11 of the United States Code or any similar law, or (ii) declaring Guarantor to be incompetent is entered by any court; or
(7) Guarantor files any pleading seeking, or authorizes or consents to, any appointment or order described in Subsections 3(o)(5) or 3(o)(6) above, whether by formal action or by the admission of the material allegations of a pleading or otherwise; or
(8) Application is made for or there is an enforcement of any lien, levy, seizure, garnishment or attachment of any property of Guarantor for the purposes of collecting a lawful debt; or
(9) Any action or proceeding seeking any appointment or order described in Subsections 3(o)(5) or 3(o)(6) above is commenced without the authority or consent of Guarantor, and is not dismissed within thirty (30) days after its commencement; or
(10) Guarantor shall become involved (whether as plaintiff or defendant) in any material litigation (including, without limitation, matrimonial litigation) or arbitral or regulatory proceedings that, if determined adversely to Guarantor, could materially and adversely affect Guarantors financial position, or could affect Guarantor's ability to repay the Guaranteed Indebtedness, or could adversely affect the Collateral or any portion thereof or Lender's security interest therein; or
(11) Guarantor, in Lender's opinion, has suffered a material change in financial condition which, in Lender's opinion, impairs the ability of Guarantor to repay the Guaranteed Indebtedness or to properly perform Guarantor's obligations under this Agreement or the Security Instruments; or
(12) Any of the events or conditions described in Subsections 3(o)(4) through 3(o)(11) above happen to, by or with respect to Borrower; or
(13) Lender believes, as a result of any material change in condition whether or not described herein, that Lender will be adversely affected, that the Guaranteed Indebtedness is inadequately secured, or that the prospect of payment of any of the Guaranteed Indebtedness or performance of any of Guarantor's obligations under this Agreement or Borrower's obligations under the Security Instruments is impaired, or
(14) to the extent allowed by law, and except as to loans for homestead, homestead equity, home equity lines of credit, and/or household or other consumer goods, as to each Guarantor with regard to any other credit facility with any other lender, any monetary default and/or any non-monetary default occurs which results in acceleration of the indebtedness by any such other lender; and each Guarantor agrees to notify Lender of any such default within fifteen (15) days after the occurrence of the default.

Upon the occurrence of an Event of Default Lender may, at its option, without notice of any kind, declare the Guaranteed Indebtedness to be due and payable immediately, together with the interest accrued thereon under the terms of the Security Instruments and demand payment thereof by Borrower or Guarantors, or any or all of them, and pursue collection and enforcement in accordance with applicable law.

(p) If Guarantor is an entity formed under and/or governed by the Texas Business Organizations Code ("BOC") the following shall apply: (i) Notice to known claimants under BOC Section 11.052(a)(2) [or any similar statute of Guarantor's domiciliary state if Guarantor is not domiciled in the State of Texas] shall not be effective with respect to Lender unless it is delivered by certified mail, return receipt requested and addressed to Dennis E. Nixon, President, at International Bancshares Corporation, P.O. Drawer 1359, Laredo, Texas 78042-1359 within thirty (30) days following the occurrence of the event requiring the winding up of Guarantor, and (ii) to the extent allowed by applicable law, Guarantor agrees that

*Unless upon death or physical mental incapacitation of the Guarantor (the "Change Date"), a substitute guarantor acceptable to Lender in Lender's sole discretion shall have executed a guaranty agreement prior to the earlier to occur of (a) the date which is ninety (90) days after the Change Date, or (b) the date immediately prior to the date of the distribution of assets from the Guarantor's estate to any devisee, heir, or other beneficiary.

BOC Section 11.359 [or any similar statute of Guarantor's domiciliary state if Guarantor is not domiciled in the State of Texas] shall have no force or effect on the existence or validity of the obligations of Guarantor hereunder and Guarantor hereby waives all rights under said statutory provision.

(q) As used in this subsection, the term "Borrower Release" means an agreement in writing which is contained within and is a part of a written extension, renewal and/or modification of the Guaranteed Indebtedness (or portion thereof) executed by Borrower and Lender after the date hereof, whereby Borrower releases Lender from claims of Borrower then in existence with respect to the Guaranteed Indebtedness. Guarantors hereby specifically agree that a Borrower Release shall operate to release Lender from claims of Guarantors against Lender to the same extent as if Guarantors had executed and delivered to Lender a written release containing the same terms and conditions as the Borrower Release.

4. Compliance with Usury Laws. It is expressly understood and agreed that under no contingency or event whatsoever shall any amount be paid by Guarantors hereunder, which is or may be determined to be interest, that ever exceeds the maximum amount of interest which may be charged to Guarantors under the laws of the Governing State and the laws of the United States of America, when and to the extent they preempt the laws of the Governing State. In no event shall the Guarantors, upon demand by the holder hereof for payment of the Guaranteed Indebtedness, upon acceleration of the maturity of any promissory note guaranteed by this Agreement, or otherwise, be obligated to pay interest in excess of the amount permitted by applicable law. If for any reason or circumstance fulfillment of any provisions hereof, at any time performance of such provisions shall be due, shall involve receipt by Lender of interest in any amount which would exceed the highest lawful rate to Guarantors, such amount which would be excessive interest shall be applied to the reduction of the principal of the Guaranteed Indebtedness and not to payment of interest, and any excess remaining after the discharge of the Guaranteed Indebtedness shall be remitted to the Guarantors.

5. ARBITRATION.

BINDING ARBITRATION AGREEMENT
PLEASE READ THIS CAREFULLY. IT AFFECTS YOUR RIGHTS.

GUARANTORS AND LENDER AGREE TO ARBITRATION AS FOLLOWS (hereinafter referred to as the "Arbitration Provisions"):

I. Special Provisions and Definitions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a) **Informal Resolution of Customer Concerns.** Most customer concerns can be resolved quickly and to the customer's satisfaction by contacting your account officer, branch manager or by calling the Customer Service Department in your region. The region and numbers are:

1.	Laredo	956-722-7611
2.	Austin	512-397-4506
3.	Brownsville	956-547-1000
4.	Commerce Bank	956-724-1616
5.	Corpus Christi	361-888-4000
6.	Eagle Pass	830-773-2313
7.	Houston	713-526-1211
8.	McAllen	956-686-0263
9.	Oklahoma	405-841-2100
10.	Port Lavaca	361-552-9771
11.	San Antonio	210-518-2500
12.	Zapata	956-765-8361

In the unlikely event that your account officer, branch manager or the customer service department is unable to resolve a complaint to your satisfaction or if the Lender has not been able to resolve a dispute it has with you after attempting to do so informally, you and the Lender agree to resolve those disputes through binding arbitration or small claims court instead of in courts of general jurisdiction.

(b) **Sending Notice of Dispute.** If either you or the Lender intend to seek arbitration, then you or the Lender must first send to the other by certified mail, return receipt requested, a written Notice of Dispute. The Notice of Dispute to the Lender should be addressed to: Dennis E. Nixon, President, at International Bancshares Corporation, P.O. Drawer 1359, Laredo, Texas 78042-1359 or if by email, ibcchairman@ibc.com. The Notice of Dispute must (a) describe the nature and basis of the claim or dispute; and (b) explain specifically what relief is sought. You may download a copy of the Notice of Dispute at www.ibc.com or you may obtain a copy from your account officer or branch manager.

(c) **If the Dispute is not Informally Resolved.** If you and the Lender do not reach an agreement to resolve the claim or dispute within thirty (30) days after the Notice of Dispute is received, you or the Lender may commence a binding arbitration proceeding. During the binding arbitration proceeding, any settlement offers made by you or the Lender shall not be disclosed to the Arbitrator.

(d) **"DISPUTE(S)"**. As used herein, the word **"DISPUTE(S)"** includes any and all controversies or claims between the **PARTIES** of whatever type or manner, including without limitation, any and all claims arising out of or relating to this Agreement, compliance with applicable laws and/or regulations, any and all services or products provided by the Lender, any and all past, present and/or future loans, lines of credit, letters of credit, credit facilities or other form of indebtedness and/or agreements involving the **PARTIES**, any and all transactions between or involving the **PARTIES**, and/or any and all aspects of any past or present relationship of the **PARTIES**, whether banking or otherwise, specifically including but not limited to any claim founded in contract, tort, fraud, fraudulent inducement, misrepresentation or otherwise, whether based on statute, regulation, common law or equity.

(e) **"CONSUMER DISPUTE"** and **"BUSINESS DISPUTE"**. As used herein, **"CONSUMER DISPUTE"** means a **DISPUTE** relating to an account (including a deposit account), agreement, extension of credit, loan, service or product provided by the Lender that is primarily for personal, family or household purposes. **"BUSINESS DISPUTE"** means any **DISPUTE** that is not a **CONSUMER DISPUTE**.

(f) **"PARTIES"** or **"PARTY"**. As used in these Arbitration Provisions, the term **"PARTIES"** or **"PARTY"** means Guarantors, Lender , and each and all persons and entities signing this Agreement or any other agreements between or among any of the **PARTIES** as part of this transaction. **"PARTIES"** or **"PARTY"** shall be broadly construed

and include individuals, beneficiaries, partners, limited partners, limited liability members, shareholders, subsidiaries, parent companies, affiliates, officers, directors, employees, heirs, agents and/or representatives of any party to such documents, any other person or entity claiming by or through one of the foregoing and/or any person or beneficiary who receives products or services from the Lender and shall include any other owner and holder of this Agreement. Throughout these Arbitration Provisions, the term **"you"** and **"your"** refer to Guarantors, and the term **"Arbitrator"** refers to the individual arbitrator or panel of arbitrators, as the case may be, before which the **DISPUTE** is arbitrated.

(g) BINDING ARBITRATION. The **PARTIES** agree that any **DISPUTE** between the **PARTIES** shall be resolved by mandatory binding arbitration pursuant to these Arbitration Provisions at the election of either **PARTY**. **BY AGREEING TO RESOLVE A DISPUTE IN ARBITRATION, THE PARTIES ARE WAIVING THEIR RIGHT TO A JURY TRIAL OR TO LITIGATE IN COURT** (except for matters that may be taken to small claims court for a **CONSUMER DISPUTE** as provided below).

(h) CLASS ACTION WAIVER. The **PARTIES** agree that (i) no arbitration proceeding hereunder whether a **CONSUMER DISPUTE** or a **BUSINESS DISPUTE** shall be certified as a class action or proceed as a class action, or on a basis involving claims brought in a purported representative capacity on behalf of the general public, other customers or potential customers or persons similarly situated, and (ii) no arbitration proceeding hereunder shall be consolidated with, or joined in any way with, any other arbitration proceeding. **THE PARTIES AGREE TO ARBITRATE A CONSUMER DISPUTE OR BUSINESS DISPUTE ON AN INDIVIDUAL BASIS AND EACH WAIVES THE RIGHT TO PARTICIPATE IN A CLASS ACTION.**

(i) FEDERAL ARBITRATION ACT AND TEXAS LAW. The **PARTIES** acknowledge that this Agreement evidences a transaction involving interstate commerce. The Federal Arbitration Act shall govern (i) the interpretation and enforcement of these Arbitration Provisions, and (ii) all arbitration proceedings that take place pursuant to these Arbitration Provisions. **THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE EXPRESSLY AGREED TO BY THE PARTIES IN WRITING, OR UNLESS EXPRESSLY PROHIBITED BY LAW, TEXAS SUBSTANTIVE LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) WILL APPLY IN ANY BINDING ARBITRATION PROCEEDING OR SMALL CLAIMS COURT ACTION REGARDLESS OF WHO INITIATES THE PROCEEDING, WHERE YOU RESIDE OR WHERE THE DISPUTE AROSE, UNLESS EXPRESSLY PROHIBITED BY LAW.**

II. Provisions applicable only to a CONSUMER DISPUTE:

(a) Any and all **CONSUMER DISPUTES** shall be resolved by arbitration administered by the American Arbitration Association ("AAA") under the Commercial Arbitration Rules and the Supplemental Procedures for Resolution of Consumer Disputes and Consumer Due Process Protocol (which are incorporated herein for all purposes). It is intended by the **PARTIES** that these Arbitration Provisions meet and include all fairness standards and principles of the American Arbitration Association's Consumer Due Process Protocol and due process in predispute arbitration. If a **CONSUMER DISPUTE** is for a claim of actual damages above $250,000 it shall be administered by the AAA before three neutral arbitrators at the request of any **PARTY**.

(b) Instead of proceeding in arbitration, any **PARTY** hereto may pursue its claim in your local small claims court, if the **CONSUMER DISPUTE** meets the small claims court's jurisdictional limits. If the small claims court option is chosen, the **PARTY pursuing the claim** must contact the small claims court directly. **The PARTIES agree that the class action waiver provision also applies to any CONSUMER DISPUTE brought in small claims court.**

(c) For any claim for actual damages that does not exceed $2,500, the Lender will pay all arbitration fees and costs provided you submitted a Notice of Dispute with regard to the **CONSUMER DISPUTE** prior to initiation of arbitration. For any claim for actual damages that does not exceed $5,000, the Lender also agrees to pay your reasonable attorney's fees and reasonable expenses your attorney charges you in connection with the arbitration (even if the Arbitrator does not award those to you) plus an additional $2,500 if you obtain a favorable arbitration award for your actual damages which is greater than any written settlement offer for your actual damages made by the Lender to you prior to the selection of the Arbitrator.

(d) Under the AAA's Supplemental Procedures for Consumer Disputes, if your claim for actual damages does not exceed $10,000, you shall only be responsible for paying up to a maximum of $125 in arbitration fees and costs. If your claim for actual damages exceeds $10,000 but does not exceed $75,000, you shall only be responsible for paying up to a maximum of $375 in arbitration fees and costs. For any claim for actual damages that does not exceed $75,000, the Lender will pay all other arbitrator's fees and costs imposed by the administrator of the arbitration. With regard to a **CONSUMER DISPUTE** for a claim of actual damages that exceeds $75,000, or if the claim is a non-monetary claim, the Lender agrees to pay all arbitration fees and costs you would otherwise be responsible for that exceed $1,000. The fees and costs stated above are subject to any amendments to the fee and cost schedules of the AAA. The fee and cost schedule in effect at the time you submit your claim shall apply. The AAA rules also permit you to request a waiver or deferral of the administrative fees and costs of arbitration if paying them would cause you financial hardship.

(e) Although under some laws, the Lender may have a right to an award of attorney's fees and expenses if it prevails in arbitration, the Lender agrees that it will not seek such an award in a binding arbitration proceeding with regard to a **CONSUMER DISPUTE** for a claim of actual damages that does not exceed $75,000.

(f) To request information on how to submit an arbitration claim, or to request a copy of the AAA rules or fee schedule, you may contact the AAA at 1-800-778-7879 (toll free) or at www.adr.org.

III. Provisions applicable only to a BUSINESS DISPUTE:

(a) Any and all **BUSINESS DISPUTES** between the **PARTIES** shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the AAA in effect at the time of filing, as modified by, and subject to, these Arbitration Provisions. A **BUSINESS DISPUTE** for a claim of actual damages that exceeds $250,000 shall be administered by AAA before at least three (3) neutral arbitrators at the request of any **PARTY**. In the event the

aggregate of all affirmative claims asserted exceeds $500,000, exclusive of interest and attorney's fees, or upon the written request of any **PARTY**, the arbitration shall be conducted under the AAA Procedures for Large, Complex Commercial Disputes. If the payment of arbitration fees and costs will cause you extreme financial hardship you may request that AAA defer or reduce the administrative fees or request the Lender to cover some of the arbitration fees and costs that would be your responsibility.

(b) The **PARTIES** shall have the right to (i) invoke self-help remedies (such as setoff, notification of account debtors, seizure and/or foreclosure of collateral, and nonjudicial sale of personal property and real property collateral) before, during or after any arbitration, and/or (ii) request ancillary or provisional judicial remedies (such as garnishment, attachment, specific performance, receiver, injunction or restraining order, and sequestration) before or after the commencement of any arbitration proceeding (individually, and not on behalf of a class). The **PARTIES** need not await the outcome of the arbitration proceeding before using self-help remedies. Use of self-help or ancillary and/or provisional judicial remedies shall not operate as a waiver of either **PARTY**'s right to compel arbitration. Any ancillary or provisional judicial remedy which would be available from a court at law shall be available from the Arbitrator. The **PARTIES** agree that the AAA Optional Rules for Emergency Measures of Protection shall apply in an arbitration proceeding where emergency interim relief is requested.

(c) Except to the extent the recovery of any type or types of damages or penalties may not by waived under applicable law, the Arbitrator shall not have the authority to award either **PARTY** (i) punitive, exemplary, special or indirect damages, (ii) statutory multiple damages, or (iii) penalties, statutory or otherwise.

(d) The Arbitrator may award attorney's fees and costs including the fees, costs and expenses of arbitration and of the Arbitrator as the Arbitrator deems appropriate to the prevailing **PARTY**. The Arbitrator shall retain jurisdiction over questions of attorney's fees for fourteen (14) days after entry of the decision.

IV. General provisions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a) The Arbitrator is bound by the terms of these Arbitration Provisions. The Arbitrator shall have exclusive authority to resolve any **DISPUTES** relating to the scope or enforceability of these Arbitration Provisions, including (i) all arbitrability questions, and (ii) any claim that all or a part of these Arbitration Provisions are void or voidable (including any claims that they are unconscionable in whole or in part).

(b) **These Arbitration Provisions shall survive any termination, amendment, or expiration of this Agreement, unless all of the PARTIES otherwise expressly agree in writing.**

(c) If a **PARTY** initiates legal proceedings, the failure of the initiating **PARTY** to request arbitration pursuant to these Arbitration Provisions within 180 days after the filing of the lawsuit shall be deemed a waiver of the initiating **PARTY'S** right to compel arbitration with respect to the claims asserted in the litigation. The failure of the defending **PARTY** in such litigation to request arbitration pursuant to these Arbitration Provisions within 180 days after the defending **PARTY'S** receipt of service of judicial process, shall be deemed a waiver of the right of the defending **PARTY** to compel arbitration with respect to the claims asserted in the litigation. If a counterclaim, cross-claim or third party action is filed and properly served on a **PARTY** in connection with such litigation, the failure of such **PARTY** to request arbitration pursuant to these Arbitration Provisions within ninety (90) days after such **PARTY'S** receipt of service of the counterclaim, cross-claim or third party claim shall be deemed a waiver of such **PARTY'S** right to compel arbitration with respect to the claims asserted therein. The issue of waiver pursuant to these Arbitration Provisions is an arbitrable dispute. Active participation in any pending litigation described above by a **PARTY** shall not in any event be deemed a waiver of such **PARTY'S** right to compel arbitration. All discovery obtained in the pending litigation may be used in any subsequent arbitration proceeding.

(d) Any **PARTY** seeking to arbitrate shall serve a written notice of intent to any and all opposing **PARTIES** after a **DISPUTE** has arisen. The **PARTIES** agree a timely written notice of intent to arbitrate by either **PARTY** pursuant to these Arbitration Provisions shall stay and/or abate any and all action in a trial court, save and except a hearing on a motion to compel arbitration and/or the entry of an order compelling arbitration and staying and/or abating the litigation pending the filing of the final award of the Arbitrator.

(e) Any Arbitrator selected shall be knowledgeable in the subject matter of the **DISPUTE** and be licensed to practice law.

(f) For a one (1) member arbitration panel, the **PARTIES** are limited to an equal number of strikes in selecting the arbitrator from the AAA neutral list, such that at least one arbitrator remains after the **PARTIES** exercise all of their respective strikes. For a three (3) member arbitration panel, the **PARTIES** are limited to an equal number of strikes in selecting the arbitrators from the AAA neutral list, such that at least three arbitrators remain after the **PARTIES** exercise all of their respective strikes. After exercising all of their allotted respective strikes, the **PARTIES** shall rank those potential arbitrators remaining numerically in order of preference (with "1" designating the most preferred). The AAA shall review the **PARTIES** rankings and assign a score to each potential arbitrator by adding together the ranking given to such potential arbitrator by each **PARTY**. The arbitrator(s) with the lowest score total(s) will be selected. In the event of a tie or ties for lowest score total and if the selection of both or all of such potential arbitrators is not possible due to the required panel size, the AAA shall select the arbitrator(s) it believes to be best qualified.

(g) The **PARTIES** and the Arbitrator shall treat all aspects of the arbitration proceedings, including, without limitation, any documents exchanged, testimony and other evidence, briefs and the award, as strictly confidential; provided, however, that a written award or order from the Arbitrator may be filed with any court having jurisdiction to confirm and/or enforce such award or order.

(h) Any statute of limitation which would otherwise be applicable shall apply to any claim asserted in any arbitration proceeding under these Arbitration Provisions, and the commencement of any arbitration proceeding tolls such statute of limitations.

(i) If the AAA is unable for any reason to provide arbitration services, then the **PARTIES** agree to select another

arbitration service provider that has the ability to arbitrate the **DISPUTE** pursuant to and consistent with these Arbitration Provisions. If the **PARTIES** are unable to agree on another arbitration service provider, any **PARTY** may petition a court of competent jurisdiction to appoint an Arbitrator to administer the arbitration proceeding pursuant to and consistent with these Arbitration Provisions.

(j) The award of the Arbitrator shall be final and Judgment upon any such award may be entered in any court of competent jurisdiction. The arbitration award shall be in the form of a written reasoned decision and shall be based on and consistent with applicable law.

(k) Unless the **PARTIES** mutually agree to hold the binding arbitration proceeding elsewhere, venue of any arbitration proceeding under these Arbitration Provisions shall be in the county and state where Lender is located, which is Lender's address set out in the first paragraph on page 1 hereof.

(l) If any of these Arbitration Provisions are held to be invalid or unenforceable, the remaining provisions shall be enforced without regard to the invalid or unenforceable term or provision.

JURY WAIVER: IF A DISPUTE BETWEEN YOU AND LENDER PROCEEDS IN COURT RATHER THAN THROUGH MANDATORY BINDING ARBITRATION, THEN YOU AND LENDER BOTH WAIVE THE RIGHT TO A JURY TRIAL, AND SUCH DISPUTE WILL BE TRIED BEFORE A JUDGE ONLY.

6. Waiver of Statutory Provisions. Lender and Guarantors hereby expressly acknowledge and agree that in the event of a default under this Agreement or under any document executed by Borrower or Guarantors in connection with, or to secure the payment of, Guaranteed Indebtedness (a) Lender shall not be required to comply with Article 6132b-3.05(d) of the Texas Revised Partnership Act or Subsection 152.306 of the Texas Business Organizations Code, as applicable, and (b) Lender shall not be required to proceed against or exhaust the assets of any Borrower and/or any Guarantors before pursuing any remedy directly against one or more of the partners of Borrower and/or Guarantor or the property of such partners.

7. Successors and Assigns. This Agreement shall be binding upon Guarantors and the heirs, successors, assigns and legal representatives of the Guarantors, and shall inure to the benefit of the Lender and the successors, assigns and legal representatives of Lender. This Agreement shall inure to the benefit of the transferee, assignee, or holder of the principal debt; however, all Guaranteed Indebtedness owed to the Lender shall first be paid in full before the assignee of any debt guaranteed shall receive any benefit of this Agreement. All references herein to "Lender" shall mean the above-named Lender and any subsequent owner or holder of the Guaranteed Indebtedness or any interest therein.

8. Multiple Guarantees. If Lender presently holds one or more guaranties, or hereafter receives additional guaranties from any Guarantor, Lender's right under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties. The liability of any Guarantor will be such Guarantor's aggregate liability under the terms of this Agreement and any such other unterminated guaranties.

9. Guarantors' Authorization To Lender. Guarantors authorize Lender, without notice or demand and without lessening Guarantors' liability under this Guaranty from time to time (a) to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise extend additional credit to Borrower; (B) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Guaranteed Indebtedness or any part of the Guaranteed Indebtedness, including increases and decreases of the rate of interest on the Guaranteed Indebtedness; and any extensions may be repeated and may be longer than the original loan term; (C) to take and hold security for the payment of this Guaranty or the Guaranteed Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (D) to release, substitute, fail or decide not to perfect, and delay with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) to determine how, when and what application of payments and credits shall be made on the Guaranteed Indebtedness; (F) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Lender in its discretion may determine; (G) to sell, transfer, assign or grant participations in all or any part of the Guaranteed Indebtedness; (H) to assign or transfer this Guaranty in whole or in part; (I) to exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (J) to settle or compromise any and/or all of the Guaranteed Indebtedness; and (K) to subordinate the payment of all or any part of any Guaranteed Indebtedness of Borrower to Lender to the payment of any liabilities which may be due Lender or others.

10. Remedies Cumulative. (a) This Section 10 (a) shall be applicable only if the Governing State is not Oklahoma. Nothing herein contained will limit Lender in exercising any rights held under any one or more of the Security Instruments. On the occurrence of any Event of Default hereunder or under any of the Security Instruments, Lender will be entitled to selectively and successively enforce any one or more of the rights held by Lender and such action will not be deemed an election of remedies or a waiver of any other right held by Lender. All of the remedies of Lender under this Guaranty and the Security Instruments are cumulative and not alternative. If Lender elects to foreclose any lien created by the Security Instruments, or agrees to accept any deed in lieu of foreclosure, Lender is authorized to apply the amount of any reduction in the amount of the Guaranteed Indebtedness Lender is required by law to recognize in connection with any such foreclosure, or that Lender agrees to recognize in connection with any deed in lieu of foreclosure, as the case may be, first against that portion of the Guaranteed Indebtedness for which Guarantors are not liable hereunder, with the balance remaining, if any, to be applied in reduction of the Guaranteed Indebtedness for which Guarantors are liable hereunder.

(b) This Section 10 (b) shall be applicable only if the Governing State is Oklahoma. Nothing herein contained will limit Lender in exercising any rights held under any one or more of the Security Instruments. On the occurrence of any Event of Default hereunder or under any of the Security Instruments, Lender will be entitled to selectively and successively enforce any one or more of the rights held by Lender and such action will not be deemed an election of remedies or a waiver of any other right held by Lender. All of the remedies of Lender under this Guaranty and the Security Instruments are cumulative and not alternative. If Lender elects to foreclose any lien created by the Security Instruments, Lender is authorized to purchase for the respective accounts of Lender all or any part of the collateral covered by such lien at public or private sale and to credit the amount recovered first against that portion of the Guaranteed Indebtedness for which Guarantors are not liable, with the remaining balance remaining to be applied in reduction of the liability of Guarantors hereunder. In the event Lender agrees to accept any deed in lieu of foreclosure, Lender is authorized to apply the amount of any reduction of the Guaranteed Indebtedness that Lender agrees to recognize in connection therewith first against that portion of the Guaranteed Indebtedness for which Guarantors are not liable hereunder, with the balance remaining, if any, to be applied in reduction of the Guaranteed Indebtedness for which Guarantors are liable hereunder.

11. GUARANTOR ACKNOWLEDGMENT. EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL OF THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH HEREIN.

12. Guarantor agrees to provide Lender, at least on an annual basis, a complete Financial Statement, a Profit and Loss/Net Income Statement, copies of U.S. Tax Returns, a Contingent Liability Statement, and any other information that may be reasonably requested by Lender.

13. **Swap Transactions.** Without limiting the generality of any other provisions of this Agreement, the term "Guaranteed Indebtedness", as used in this Agreement, includes (i) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Borrower to

Lender or any Lender Affiliate (as hereinafter defined) arising under or in connection with any Swap Transaction, and (ii) any Swap Related Loss (as defined in any promissory note guaranteed by this Agreement) that becomes due and payable in accordance with the terms of any such promissory note. The term "Swap Transaction", as used herein, means (i) any transaction evidenced by one or more agreements now existing or hereafter entered into between Borrower and Lender and/or any financial institution affiliated with International BancShares Corporation (a "Lender Affiliate") which is a rate swap, swap option, interest rate option or other financial instrument or interest (including an option with respect to any such transaction), (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward swap, future, option or other derivative on one or more rates, or any combination of the foregoing transactions, or (iii) any transaction that is similar to any transaction referred to in clause (i) or (ii) above except that it is between Lender or a Lender Affiliate and any party or entity other than Borrower and it is entered into by Lender or such Lender Affiliate on account of a corresponding Swap Transaction that is described in clause (i) or (ii) above. The occurrence or existence of any default, event of default or other similar condition or event (however described) on the part of Borrower arising under or with respect to any Swap Transaction shall constitute an Event of Default under this Agreement.

14. **Transfer Restrictions.** Lender has made or may in the future make certain loans and financial accommodations to Borrower as evidenced, in part, by the Security Instruments. Lender would not have entered into such loans evidenced by the Security Instruments without Guarantor executing and delivering this Guaranty to further secure the payment and performance of the Guaranteed Indebtedness. As a material inducement for Lender to enter into the Security Instruments, Lender has relied on the financial condition of Guarantor as represented to Lender by Guarantor pursuant to Financial Statements delivered to Lender by Guarantor. The term "Financial Statements" includes any financial statements heretofore delivered to Lender and all financial statements delivered to Lender in the future. Guarantor represents and warrants to Lender that since the date of the Financial Statements, no material adverse change has occurred in the financial condition of Guarantor. Guarantor further represents and warrants to Lender that the Financial Statements accurately depict the true and correct ownership of all assets set forth therein and that such assets are owned in their entirety by Guarantor in Guarantor's individual capacity, unless conspicuously denoted otherwise on the Financial Statements. Further, the Financial Statements conspicuously denote all assets of Guarantor that are Exempt Property (as hereinafter defined). Exempt Property shall include, without limitation, to the extent applicable to Guarantor (i) any asset that pursuant to applicable law is exempt from garnishment, attachment, execution or other seizure by Lender, by way of example and not limitation, such items of property as set forth in Sections 42.001, 42.002 and 42.003 of the Texas Property Code, College Savings Plans as defined in Section 42.0022 of the Texas Property Code, annuities as the term is used in the Texas Property Code and the Texas Insurance Code, Homestead as defined in Section 41.002 of the Texas Property Code, certain exempt Savings Plans referenced in Section 42.0021 of the Texas Property Code, and burial lots, (ii) such items of property, College Savings Plans, Homestead, certain exempt savings plans and burial lots, each as set forth in Section 1 of Title 31 of Oklahoma Statutes, and (iii) such items of property that are exempt from garnishment, attachment, execution or other seizure pursuant to the statutes of another jurisdiction that are similar to the aforedescribed Texas and/or Oklahoma statutes. Unless otherwise conspicuously denoted, Guarantor represents that all assets set forth on the Financial Statements are Non-Exempt Property. The term "Non-Exempt Property" shall mean all assets of Guarantor that are not specifically and conspicuously denoted on the Financial Statements as Exempt Property. Guarantor represents and warrants that during the term of this Guaranty that it will not convert (by transfer, conveyance, assignment or otherwise) any of its assets from Non-Exempt Property to Exempt Property without the prior written consent of Lender, which may be granted or withheld in Lender's sole discretion. Further, without limitation, Guarantor shall not transfer (by assignment, conveyance or otherwise) (i) Non-Exempt Property having a cumulative value in excess of five percent (5%) of the value of all Non-Exempt Property as set forth on the Financial Statements delivered to Lender prior to or contemporaneously herewith), or (ii) Exempt Property having a cumulative value in excess of twenty percent (20%) of the value of all Exempt Property as set forth on the Financial Statements delivered to Lender prior to or contemporaneously herewith), to one or more entities in which Guarantor controls or owns, directly or indirectly, an equity interest (including, without limitation, to one or more so-called family limited partnerships, irrespective if the same is for estate planning purposes or otherwise) without the prior written consent of Lender, which may be granted or withheld in Lender's sole discretion. Any conversion or transfer in violation of the provisions of this Section 14 shall, automatically and without notice of any kind from Lender, constitute an Event of Default hereunder and under the Security Instruments, and Guarantor shall, upon Lender's written demand, (without limiting in any way Lender's remedies under this Guaranty or the Security Instruments) immediately take all necessary steps to reverse any such conversion or transfer to the extent required by Lender. **See additional language at bottom of Page 9.

15. **Miscellaneous**.

(a) This Agreement, the schedules and exhibits hereto, and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

(b) Neither the failure of nor any delay by any party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement.

(c) No waiver of any right or remedy under this Agreement shall be binding on any party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

(d) No amendment modification or termination of this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

(e) If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

(f) The terms of this Agreement shall be binding upon Guarantors, and their heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and the successors and assigns of Lender.

(g) Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

(h) Where this Agreement authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

(i) In this Agreement, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the context so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

(j) Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received, or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed (i) if to Lender, at the address set forth in the first paragraph on page 1 hereof, and (ii) if to a Guarantor, at the address set forth below such Guarantor's signature hereto. Any party may change his address for notices in the manner set forth in this subsection.

(k) The parties intend to conform strictly to the applicable federal, state, and local laws as now or hereafter construed by the courts having jurisdiction. All agreements between the parties hereto (or any other party liable with respect to any portion of the Guaranteed Indebtedness) are hereby limited by the provisions of this subsection, which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. If from a construction of any document related to any agreement between the parties hereto (or any other party liable with respect to any portion of the Guaranteed Indebtedness), any term(s) or provision(s) of the document is in conflict with, or in violation of, applicable laws, any such construction shall be subject to the provisions of this subsection and such document shall be automatically reformed as to comply with applicable law, without the necessity of execution of any amendment or new document.

Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: International Bank of Commerce, 130 East Travis, San Antonio, Texas 78205, Attn: Michael K. Sohn.

NO ORAL AGREEMENTS

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Guarantor(s) have duly executed this Agreement to be effective as of the ___ day of August, 2016

GUARANTOR(S):

____

INDIVIDUAL ACKNOWLEDGMENT

STATE OF ______________________

COUNTY OF ______________________

This instrument was acknowledged before me on the _________ day of ___________, 20__, by

____

Notary Public, State of ____________________

My Commission Expires: ____________________

Commission No. ____________________

LIMITED LIABILITY COMPANY ACKNOWLEDGMENT
(LLC General Partner)

STATE OF ______________________

COUNTY OF ______________________

This instrument was acknowledged before me on the _________ day of ___________, 20__, by

____

Notary Public, State of ____________________

My Commission Expires: ____________________

Commission No. ____________________

**Notwithstanding the foregoing in this Section 14, any Guarantor who is a natural person hereunder may transfer by assignment, conveyance, or otherwise:

(i) Non-Exempt Property having a cumulative fair market value of less than ten percent (10%) of the value of Guarantor's Non-Exempt Property as set forth in Guarantor's Financial Statement delivered to Lender dated October 1, 2015 (the "2015 Financial Statement") without the consent of Lender and without notice to Lender;

(ii) Non-Exempt Property having a cumulative fair market value of between ten percent (10%) and fifteen (15%) of the value of Guarantor's Non-Exempt Property as set forth in the 2015 Financial Statement without the consent of Lender but with notice to Lender; and

(iii) Non-Exempt Property having a cumulative fair market value of more than fifteen percent (15%) of the value of Guarantor's Non-Exempt Property as set forth in the 2015 Financial Statement but only with the prior written consent of Lender, which may be granted or withheld in Lender's sole discretion.